                                  Exhibit 7(b)


Pro forma financial statements of the Registrant on a consolidated basis, after giving effect to the acquisition of substantially all of the assets of Northern Steel, Inc., are filed herewith as Exhibit 7(b).

                      PRO FORMA COMBINED FINANCIAL DATA
                                 (UNAUDITED)
                           (DOLLARS IN THOUSANDS)

On November 5, 1997, Centrum Industries, Inc. (Centrum) acquired substantially all of the assets of Northern Steel, Inc. (NSI) , a privately held Seattle based supplier of material handling equipment, through a subsidiary which will be known as Northern Steel Company (Northern). The purchase price of $2,386 included the repayment of existing NSI debt of $1,852 and $1,000 paid to the seller, which was subsequently reduced for changes in the closing net worth of NSI as determined by the purchase agreement. The purchase price adjustment of $466 is due to the Company from the former owners of NSI.

The unaudited condensed pro forma combined balance sheet as of September 30, 1997 (The "Unaudited Condensed Pro Forma Balance Sheet") gives pro forma effect to the acquisition of substantially all of the assets of Northern Steel, Inc. as if it had occurred on September 30, 1997. The acquisition of Northern Steel, Inc. will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent management s determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable under the circumstances. The Unaudited Condensed Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The unaudited pro forma combined statement of operations for the year ended March 31, 1997 and the six months ended September 30, 1997 (the "Unaudited Pro Forma Statement of Operations") gives pro forma effect to the acquisition of substantially all of the assets of Northern Steel, Inc. as if it had occurred on April 1, 1996. The Unaudited Pro Forma Statement of Operations does not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

                            CENTRUM INDUSTRIES, INC.
              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET

This statement should be read in conjunction with the Northern Steel, Inc. historical financial statements and notes thereto included in this Form 8-K, and the Centrum historical financial statements and notes included in its Annual report on Form 10-K for the year ended March 31, 1997 and the Form 10-Q for the period ended September 30, 1997. All amounts are in thousands.


                                                           NORTHERN
                                      CENTRUM             STEEL, INC.
                                       AS OF                AS OF             PRO FORMA           PRO FORMA
                                 SEPTEMBER 30, 1997     NOVEMBER 5, 1997     ADJUSTMENTS  (A)     COMBINED
                                 ------------------     ----------------     -----------          ---------
ASSETS
Cash and cash
  equivalents                    $     1,573         $                           (1,414)  (b)     $     159
Accounts receivable                   13,128                3,174            $                       16,302
Receivable from related
  parties
Inventories                           10,841                1,346                   (85)  (c)        12,102
Other current assets                     450                  166                   393   (d)         1,009
Costs and estimated
  earnings in excess of
  billings in uncompleted
  contracts                            1,059                                                          1,059
Property, plant and
  equipment                           16,950                  169                   243   (e)        17,362
Other assets                             670                                         60   (f)           730
Intangibles                            5,768                                                          5,768
                                 -----------         ------------            ----------           ---------
                                 $    50,439         $      4,855            $     (803)          $  54,491
                                 ===========         ============            ==========           =========

LIABILITIES AND
 SHAREHOLDERS' EQUITY
Line of Credit                   $     9,952         $      1,852            $     (216)  (g)     $  11,588
Current portion of
  long-term debt                       2,712                                                          2,712
Accounts payable and accrued
   liabilities                        13,985                1,782                   634   (h)        16,401
Long-term debt                        13,892                                                         13,892
Other long-term
  liabilities                            367                                                            367
                                 -----------         ------------            ----------           ---------
                                      40,908                3,634                   418              44,960
                                 -----------         ------------            ----------           ---------

Preferred stock                            4                                                              4
Common stock:
   Centrum                               420                                                            420
   Northern Steel, Inc.                                     2,500                (2,500)  (i)
Additional paid-in
  capital                              7,993                                                          7,993
Retained earnings
  (accumulated deficit)                1,114               (1,279)                1,279   (i)         1,114
                                 -----------         ------------            ----------           ---------
                                       9,531                1,221                (1,221)              9,531
                                 -----------         ------------            ----------           ---------
                                 $    50,439         $      4,855            $     (803)          $  54,491
                                 ===========         ============            ==========           =========

Note 1 - The Unaudited Condensed Pro Forma Balance Sheet has been prepared to reflect the acquisition of substantially all of the assets and certain liabilities of Northern Steel, Inc. (NSI). All amounts are in thousands.

(a) Represents the adjustments for the acquisition as if it had occurred on September 30, 1997. For the purposes of the Unaudited Condensed Pro Forma Balance Sheet, it has been assumed that the financial condition of Northern Steel, Inc. as of November 5, 1997 would have been comparable to that as of September 30, 1997. The November 5, 1997 NSI balance sheet was derived from the audited financial statements as of that date.

(b)  Reflects the uses of cash as follows:

     Payment to seller                                $ 1,000
     Closing costs                                        354
     Debt origination fees                                 60

                                                      -------
     Total uses of  cash                              $ 1,414
                                                      =======


Note 2 - Pro Forma adjustments for assets not purchased and/or fair market value adjustments. The acquisition of substantially all assets of NSI will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired assets and assumed liabilities in accordance with their estimated fair market values on the date
of acquisition.   The pro forma adjustments are as follows:

(c) Reduction in the fair market value of inventory under a restructuring plan for the Northern Steel Company operations formulated by the Company for implementation subsequent to the acquisition.

(d)  Purchase price adjustment due from seller              $  466
     Fair market value adjustment
     of prepaid expenses                                       (73)
                                                            ------
                                                            $  393
                                                            ======

(e) Pro forma fair market value purchase accounting adjustment.

(f)  To record debt origination fees paid.

(g)  Changes in the line of credit consist of  the following:

     Retirement of existing NSI bank credit facilities     $ (1,852)

     Proceeds from new line of credit with
     Huntington National Bank
                                                              1,636
                                                           --------
     Net reduction                                         $   (216)
                                                           ========


(h) Contingent liabilities recorded as part of a restructuring plan for the Northern Steel Company operations formulated by the Company for implementation subsequent to the acquisition.

Restructuring plan charges
     Lease termination charges                             $    314
     Other                                                      320
                                                           --------
                                                           $    634
                                                           ========

(i) Pro forma adjustment to eliminate NSI shareholders equity.

                            CENTRUM INDUSTRIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997


This statement should be read in conjunction with the Northern Steel, Inc. historical financial statements and notes thereto included in this Form 8-K, and the Centrum historical financial statements and notes included in its Annual report on Form 10-K for the year ended March 31, 1997 and the Form 10-Q for the period ended September 30, 1997. All amounts are in thousands.


                                                       NORTHERN
                                   CENTRUM            STEEL, INC.                                ONE YEAR
                                  YEAR ENDED          YEAR ENDED              PRO FORMA          PRO FORMA
                                 MARCH 31, 1997    DECEMBER 31, 1996 (A)     ADJUSTMENTS         COMBINED
                                 --------------    -----------------         -----------         ---------
Net Sales                       $   71,155         $     20,754            $                   $   91,909
Cost of Sales                       54,780               15,279                                    70,059
Selling, general
  and administrative
  expense                           12,222                5,946                   (98)  (b)        18,070

Interest (expense)                  (2,750)                (115)                   35   (c)        (2,830)
Other income (expense)                 274                    9                                       283
                                ----------         ------------            ----------          ----------
Income (loss) before
  income taxes                       1,677                 (577)                  133               1,233
Provision (benefit) for
  income taxes                        (773)                                      (151)  (d)          (924)
                                ----------         ------------            ----------          ----------

Net Income (loss)               $    2,450         $       (577)           $      284          $    2,157
                                ==========         ============            ==========          ==========


Basic Earnings per share        $      .33         $    (577.00)                               $      .29
                                ==========         ============                                ==========
Diluted Earnings
  per share                    $       .30         $    (577.00)                               $      .27
                                ==========         ============                                ==========

                            CENTRUM INDUSTRIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
               FOR THE SIX MONTH PERIOD ENDED SEPTEMBER 30, 1997

This statement should be read in conjunction with the Northern Steel, Inc. historical financial statements and notes thereto included in this Form 8-K, and the Centrum historical financial statements and notes included in its Annual report on Form 10-K for the year ended March 31, 1997 and the Form 10-Q for the period ended September 30, 1997. All amounts are in thousands.

                                                           NORTHERN
                                     CENTRUM              STEEL, INC.
                                    SIX MONTHS            SIX MONTHS                                  SIX MONTHS
                                      ENDED                 ENDED              PRO FORMA              PRO FORMA
                                SEPTEMBER 30, 1997       JUNE 30, 1997 (a)    ADJUSTMENTS             COMBINED
                                ------------------       -------------        -----------             ----------
Net Sales                       $   35,840              $   8,688            $                     $   44,528
Cost of Sales                       26,901                  6,178                                      33,079
Selling, general
  and administrative
  expense                            6,621                  2,885                    (86) (b)           9,420

Interest (expense)                  (1,305)                   (57)                    18  (c)          (1,344)
Other income (expense)                  95                                                                 95
                                ----------              ---------            -----------           ----------
Income (loss) before
  income taxes                       1,108                   (432)                   104                  780
Provision (benefit) for
  income taxes                         397                                          (112) (d)             285
                                ----------              ---------            -----------           ----------

Net Income (loss)               $      711              $    (432)           $       216           $      495
                                ==========              =========            ===========           ==========


Basic Earnings per share        $      .08              $ (432.00)                                 $      .06
                                ==========              =========                                  ==========


Diluted Earnings per share      $      .08              $ (432.00)                                 $      .05
                                ==========              =========                                  ==========

Note 3 - The Unaudited Pro Forma Statement of Operations for the one year and six month periods have been prepared to reflect the acquisition of substantially all of the assets and certain liabilities of Northern Steel, Inc. (Northern) as if it had occurred on April 1, 1996. All amounts are in thousands.

(a) For the purposes of the Unaudited Pro Forma Statement of Operations, it has been assumed that the results of operations for Northern Steel, Inc. for the twelve months ended December 31, 1996 would have been comparable to the twelve months ended March 31, 1997. The Statement of Operations data was derived from the audited Northern Steel, Inc. financial statements as of December 31, 1996.

It was also assumed that the results of operations for Northern Steel, Inc. for the six months ended June 30, 1997 would have been comparable to the six months ended September 30, 1997. The Statement of Operations data was derived from the unaudited Northern Steel, Inc. financial statements as of June 30, 1997.

(b) Pro forma adjustments necessary to selling, general and administrative expense are as follows:

Change in depreciation expense due to the revaluation of property, plant and equipment resulting from purchase accounting adjustments based upon estimated fair values was an increase of $19 for the period ending
March 31, 1997 and a decrease of $29 for the period ending September 30, 1997.

Reduction in intercompany administrative fees was $117 for the period ending March 31, 1997 and $57 for the period ending September 30, 1997.

(c) Pro forma adjustment to increase the amortization of debt origination fees to $35 for the period ending March 31, 1997 and $18 for the period ending September 30, 1997.

(d) Increase in income tax benefit for the effect of including Northern in the consolidated Centrum provision at a tax rate of 34%.